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                                                                    EXHIBIT 21.1

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES


                           GTECH Holdings Corporation





                                GTECH Corporation




                         GTECH Corporation Subsidiaries

                    Affiliated Marketing Solutions, LLC (75%)
                    Data Transfer Systems, Inc.
                    DataTrans Sp. z.o.o. (Poland)(52% effective control) Dreamport, Inc.
                    Dreamport International, Inc.
                    Dreamport do Brasil Ltda. (Brazil)
                    Dreamport Turfway LLC
                    Dreamport Suffolk Corporation
                    Environmental Paper Products, Inc.
                    Cam Galaxy Group Ltd. (UK) (80%)  40%  Europrint Holdings
                    JSJ Ltd. (UK) (80%)               60%  Ltd. (UK)
                    GameScape, Inc.
                    Gana De Mexico S.A. de C.V. (Mexico)
                    GRYTEK Co. Ltd. (Poland)
                    GTECH Asia Corporation
                    GTECH Australasia Corporation
                    GTECH Brasil Ltda (Brazil)
                    GTECH Canada Computer Systems Corporation (Canada)
                    GTECH Child Care Center
                    GTECH Communicaciones Colombia Ltd.  (99.99%)
                    GTECH Computer Systems Sdn Bhd (Malaysia)
                    GTECH Corporation (Utah)
                    GTECH Cote d'Ivoire (Ivory Coast)
                    GTECH Czech Republic Corporation

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                    GTECH Corporation Subsidiaries (Cont.)
                    GTECH Eastern Europe Sp. z o.o
                    GTECH Eesti A.S. (Estonia)
                    GTECH Espana Corporation
                    GTECH Europe S.A. (Belgium)
                    GTECH Far East Pte Ltd (Singapore)
                    GTECH Foreign Holdings Corporation
                    Online Transaction
                    Technologies SARL
                    a Associe Unique
                    (Morocco)
                    GTECH France S.A.R.L. (France)
                    GTECH Gaming Subsidiary 2 Corporation
                    GTECH Global Services Corporation Ltd. (Cyprus) GTECH GmbH (Germany)
                    GTECH Ireland Corporation
                    GTECH Italia Srl (Italy)
                    GTECH Italy Corporation
                    GTECH Latin America Corporation
                    GTECH LIT Corporation (Lithuania)
                    GTECH Management P.I. Corporation
                    GTECH Mexico S.A. de C.V. (Mexico)
                    GTECH Nevada Corporation
                    GTECH Northern Europe Corporation
                    GTECH Rhode Island Corporation
                    GTECH South Africa Corporation
                    GTECH Southern Africa (Pty) Ltd. (South Africa) GTECH Sweden AB
                    GTECH Sweden Corporation
                    GTECH Taiwan Corporation
                    GTECH U.K. Limited (UK)
                    GTECH U.K. Corporation
                    GTECH Ukraine (Ukraine)
                    GTECH Worldserv, Inc.
                    GTECH Worldserv International, Inc.
                    GTECH Worldwide Services Corporation
                    LAC Corporation
                    On-Line Lottery License and
                       Lease B.V. (Netherlands)
                    GTECH Avrasya Teknik
                    Hizmetler ve Musavialik
                    A.S. (Turkey)
                    Oy GTECH Finland
                    SB Industria E Comercio Ltd. (Brazil)
                    Secure Gaming Technologies, LLC (67%)
                    Siam GTECH Company Limited (Thailand)


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                     GTECH Corporation Subsidiaries (Cont.)


                    Technology Risk Management Services, Inc.
                    Transaction Strategies Inc.
                    Transactive Corporation


                    Uwin Corporation

                    Uwin R&D Ltd. (Ireland)

                    Uwin Network Operations
                    Ltd. (Ireland)

                    Uwin Ireland Operations
                    (Ireland)

                    VideoSite, Incorporated
                    Watson Land Company


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